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                                                                    EXHIBIT 23.1

                     Consent of the Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-78959) and Form S-8 (No. 333-48277, No. 333-90653, No. 333-91661, and No. 333-95105) of DoubleClick Inc. of our report dated January 18, 2000, except as for Note 11(b) which is as of February 11, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
February 17, 2000